Exhibit 4.5

EXECUTION COPY

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of October 3, 2014, among Ply Gem Industries, Inc. (the “Company”), Simonton Windows & Doors, Inc., a Delaware corporation, SimEx, Inc., a West Virginia corporation, Simonton Building Products LLC, a Delaware limited liability company, Simonton Industries, Inc., a California corporation, and Simonton Windows, Inc., a West Virginia corporation (each, a “New Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, Ply Gem Holdings, Inc. and the subsidiary guarantors party thereto (collectively, the “Guarantors”) and the Trustee entered into an indenture, dated as of January 30, 2014 (the “Indenture”);

WHEREAS, the Company agreed pursuant to the Indenture to cause any newly formed, newly acquired or newly designated Restricted Subsidiary (other than any Foreign Subsidiary) that guarantees any Indebtedness under any Credit Facility to provide Guarantees in certain circumstances;

WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act; and

WHEREAS, the Company, each New Guarantor and the Trustee are authorized to enter into this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article Eleven thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on this 3rd day of October, 2014.

PLY GEM INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

SIMONTON WINDOWS & DOORS, INC.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

SIMEX, INC.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

SIMONTON BUILDING PRODUCTS LLC

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

SIMONTON INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

SIMONTON WINDOWS, INC.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Signature Page to Supplemental Indenture]